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Exhibit 99(b)(3)

AMENDMENT NO. 2 TO
LOAN AND SECURITY AGREEMENT

        THIS AMENDMENT NO. 2 TO LOAN AND SECURITY AGREEMENT (this "Amendment") is dated as of December 31, 2002 and is made by and among (i) COLLINS INDUSTRIES, INC., a Missouri corporation ("Collins"), COLLINS BUS CORPORATION, a Kansas corporation ("Bus"), WHEELED COACH INDUSTRIES, INC., a Florida corporation ("WCI"), CAPACITY OF TEXAS, INC., a Texas corporation ("Capacity"), MOBILE-TECH CORPORATION, a Kansas corporation ("Mobile"), BRUTZER CORPORATION, an Ohio corporation ("Brutzer"), MID BUS, INC., an Ohio corporation ("Mid Bus"), MOBILE PRODUCTS, INC., a Kansas corporation ("Mobile Products"), and WORLD TRANS, INC., a Kansas corporation ("World Trans," and, together with Collins, Bus, WCI, Capacity, Mobile, Brutzer, Mid Bus, and Mobile Products, the "Borrowers" and each, a "Borrower"), (ii) the financial institutions party to the "Loan Agreement" (as hereinafter defined) from time to time as the Lenders (individually, a "Lender" and collectively, the "Lenders"), and (iii) FLEET CAPITAL CORPORATION, a Rhode Island corporation ("FCC"), as administrative agent for the Lenders (the "Agent").

Preliminary Statements

        The Borrowers, the Lenders, and the Agent are parties to a Loan and Security Agreement dated as of May 17, 2002, as amended by Amendment No. 1 thereto dated as of October 15, 2002 (as so amended, the "Loan Agreement"; terms defined in the Loan Agreement (and not otherwise defined herein) are used in this Amendment as defined in the Loan Agreement).

        The Borrowers have requested that the Loan Agreement be modified to increase the Chassis Sublimit from $12 million to $16 million for the period commencing on the effective date of this Amendment through and until June 30, 2003.

        The Agent and Lenders have agreed to the aforementioned modification subject to the provisions of this Amendment.

        Accordingly, in consideration of the Loan Agreement, the Loans made by the Lenders and outstanding thereunder, the mutual promises hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

        1.    Amendments to Loan Agreement.    Effective as provided in Section 2 of this Amendment, the Loan Agreement is hereby amended as follows:

          (a)    by amending Section 1.1 Definitions by inserting therein in appropriate alphabetical order, the following new definitions:

          "Amendment No. 2 Effective Date" means the date on which the Amendment No. 2 to Loan and Security Agreement dated as of December    , 2002 has become effective in accordance with its terms.

          (b)    by further amending Section 1.1 Definitions by amending the following definitions in their entireties to read as follows:

          "Amendment No. 1 Effective Date" means October 15, 2002.

          "Chassis Sublimit" means, (i) for the period beginning from and including the Amendment No. 2 Effective Date through and until June 30, 2003, the sum of $16,000,000, and (ii) for all other periods, the sum of $12,000,000.

        2.    Effectiveness of Amendment.    This Amendment shall be effective as of the first date (the "Amendment No. 2 Effective Date") on which the Agent has received each of the following, each in form and substance satisfactory to the Agent (terms defined in the Loan Agreement as amended by this Amendment being used in this Section 2 as so defined) and in a number of copies sufficient for each Lender:

          (a)    four (4) copies of this Amendment duly executed and delivered by each Borrower and the Required Lenders;

          (b)    a certificate of the secretary or of an assistant secretary of each Borrower having attached thereto the constituent documents of such Borrower (or containing the certification of said officer that such constituent documents have not been amended or modified since last delivered to the Lenders pursuant to the Loan Agreement), a copy of any corporate resolutions or evidence of any other corporate or other action taken by such Borrower to authorize the execution and delivery of this Amendment and performance of its obligations under the Loan Agreement as amended by this Amendment, and a listing of the names of the officers of such Borrower, and their specimen signatures, authorized to execute and deliver this Amendment and any related Loan Documents on behalf of such Borrower;

          (c)    a certificate of the president of each Borrower or the chief financial officer of each Borrower to the effect that, after giving effect to this Amendment, the representations and warranties of the Borrowers set forth in the Loan Agreement are true and correct in all material respects, and that no Default or Event of Default exists;

          (d)    such other agreements, certificates, instruments and other documents as any Lender through the Agent may reasonably request in connection with the transactions contemplated hereby; and

          (e)    counterparts of that certain Amendment No. 2 to Reimbursement Agreement by and between Collins and Agent signed by Collins, all as required in said Amendment No. 2 to Reimbursement Agreement, together with all other sums and items required therein to be delivered to Agent as conditions to the effectiveness of said Amendment No. 2 to Reimbursement Agreement.

        3.    Lender Fee.    As consideration for the Agent and Lenders entering into this Amendment, Borrowers agree that on or after the date on which the Borrowers execute and deliver counterparts of this Amendment, but not before January 2, 2003, the Agent shall charge to Borrowers' loan account the one-time principal sum of $6,250 for the ratable benefit of the Lenders.

        4.    Representations and Warranties.    Each Borrower hereby represents and warrants to the Agent and the Lenders that it has the corporate or other power and has taken all actions necessary to authorize it to execute and deliver this Amendment and the other documents contemplated to be delivered by it pursuant to this Amendment and to perform its obligations under the Loan Agreement as amended by this Amendment and under such other documents; that this Amendment has been and each such other document when executed and delivered by such Borrower will have been, duly executed and delivered by such Borrower; and that the Loan Agreement as amended hereby and each such other document, constitute legal, valid and binding obligations of each Borrower, enforceable against each Borrower in accordance with their respective terms.

        5.    Effect of Amendment.    From and after the effectiveness of this Amendment, all references in the Loan Agreement and in any other Loan Document to "this Agreement," "the Loan Agreement," "hereunder," "hereof" and words of like import referring to the Loan Agreement, shall mean and be references to the Loan Agreement as amended by this Amendment. Except as expressly amended hereby, the Loan Agreement and all terms, conditions and provisions thereof remain in full force and effect and are hereby ratified and confirmed. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

        6.    Counterpart Execution; Governing Law; Costs and Expenses.

          (a)    Execution in Counterparts.    This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

          (b)    Governing Law.    This Amendment shall be governed by and construed in accordance with the laws of the State of Georgia.

          (c)    Expenses.    In furtherance and not in limitation of the provisions of the Loan Agreement, the Borrowers will pay or reimburse the Agent and the Lenders for the payment of, their costs and expenses, including reasonable fees and disbursements of counsel actually incurred, in connection with the preparation and delivery of this Amendment.

        [SIGNATURES APPEAR ON FOLLOWING PAGE]

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective officers thereunto duly authorized, as of the date first above written.

BORROWERS:
COLLINS INDUSTRIES, INC., a Missouri corporation
By:	/s/ LARRY W. SAYRE Larry W. Sayre, Vice President of Finance and Chief Financial Officer
COLLINS BUS CORPORATION, a Kansas corporation
By:	/s/ LARRY W. SAYRE Larry W. Sayre, Vice President of Finance and Chief Financial Officer
WHEELED COACH INDUSTRIES, INC., a Florida corporation
By:	/s/ LARRY W. SAYRE Larry W. Sayre, Vice President of Finance and Chief Financial Officer
CAPACITY OF TEXAS, INC., a Texas corporation
By:	/s/ LARRY W. SAYRE Larry W. Sayre, Vice President of Finance and Chief Financial Officer

        [SIGNATURES CONTINUE ON NEXT PAGE]

        [SIGNATURES CONTINUE FROM PRIOR PAGE]

MOBILE-TECH CORPORATION, a Kansas corporation
By:	/s/ LARRY W. SAYRE Larry W. Sayre, Vice President of Finance and Chief Financial Officer
BRUTZER CORPORATION, an Ohio corporation
By:	/s/ LARRY W. SAYRE Larry W. Sayre, Vice President of Finance and Chief Financial Officer
MID BUS, INC., an Ohio corporation
By:	/s/ LARRY W. SAYRE Larry W. Sayre, Vice President of Finance and Chief Financial Officer
MOBILE PRODUCTS, INC., a Kansas corporation
By:	/s/ LARRY W. SAYRE Larry W. Sayre, Vice President of Finance and Chief Financial Officer

        [SIGNATURES CONTINUE ON NEXT PAGE]

        [SIGNATURES CONTINUE FROM PRIOR PAGE]

WORLD TRANS, INC., a Kansas corporation
By:	/s/ LARRY W. SAYRE Larry W. Sayre, Vice President of Finance and Chief Financial Officer

        [SIGNATURES CONTINUE ON NEXT PAGE]

        [SIGNATURES CONTINUE FROM PRIOR PAGE]

AGENT:
FLEET CAPITAL CORPORATION, a Rhode Island corporation, as Agent
By:	/s/ ROBERT B.H. MOORE Robert B.H. Moore, Senior Vice President

        [SIGNATURES CONTINUE ON NEXT PAGE]

        [SIGNATURES CONTINUE FROM PRIOR PAGE]

LENDER:
FLEET CAPITAL CORPORATION, a Rhode Island corporation
By:	/s/ ROBERT B.H. MOORE Robert B.H. Moore, Senior Vice President

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AMENDMENT NO. 2 TO LOAN AND SECURITY AGREEMENT